SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

[ X ] Filed by the registrant

[   ] Filed by a party other than the registrant


Check the appropriate box:

[   ] Preliminary Proxy Statement

[   ] Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))

[ X ] Definitive Proxy Statement

[   ] Definitive Additional Materials

[   ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                 PROXY STATEMENT


                FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY
                                 505 Main Street
                          Hackensack, New Jersey 07601


                       -----------------------------------
                       NOTICE OF ANNUAL MEETING OF HOLDERS
                        OF SHARES OF BENEFICIAL INTEREST
                                  APRIL 7, 1999
                       -----------------------------------


TO THE HOLDERS OF SHARES OF BENEFICIAL INTEREST OF
FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY

         The Annual Meeting of the holders of shares of beneficial interest (the "Shareholders") of First Real Estate Investment Trust of New Jersey (the "Trust") will be held on Wednesday, April 7, 1999, at the Trust's executive offices, 505 Main Street, Hackensack, New Jersey at 7:30 p.m., Eastern Daylight Savings Time, for the following purposes:

         1. To elect three (3) Trustees, each for a term of three years or until their successors have been elected and qualify;

         2. To consider and act upon a proposal to approve the adoption of the First Real Estate Investment Trust of New Jersey Equity Incentive Plan;

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Shareholders of record at the close of business on February 23, 1999 are entitled to notice of and to vote at the meeting.



                                                       WILLIAM R. DELORENZO, JR.
                                                             Executive Secretary

Hackensack, New Jersey
March 1, 1999



YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. TO ENSURE YOUR REPRESENTATION AT THE MEETING, HOWEVER, YOU ARE URGED TO SIGN AND DATE THE ACCOMPANYING PROXY AND MAIL IT AT ONCE IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY

                                 ---------------
                                 PROXY STATEMENT
                                 ---------------

General Information

         This Proxy Statement is furnished to the holders (the "Shareholders") of shares of beneficial interest without par value (the "Shares") of First Real Estate Investment Trust of New Jersey (the "Trust") in connection with the solicitation of proxies for use at the annual meeting of holders of beneficial interests to be held on April 7, 1999, and any adjournment thereof (the "Annual Meeting"), pursuant to the accompanying Notice of Annual Meeting of Holders of Shares of Beneficial Interest. Beneficial interests in the Trust are represented by the Shares, and the Shares are the only authorized, issued and outstanding class of equity of the Trust. A form of proxy for use at the Annual Meeting is also enclosed. The Trust anticipates mailing this Proxy Statement to its Shareholders beginning on March 5, 1999. The executive offices of the Trust are located at 505 Main Street, Hackensack, New Jersey 07601.

         Shareholders may revoke the authority granted by their execution of proxies at any time before the effective exercise of proxies by filing written notice of such revocation with the Secretary of the Annual Meeting. Presence at the Annual Meeting does not of itself revoke the proxy. All Shares represented by executed and unrevoked proxies will be voted in accordance with the instructions therein. Proxies submitted without indication will be voted (i) FOR the nominees for Trustee named in this Proxy Statement, and (ii) FOR the proposal to approve the adoption of the First Real Estate Investment Trust of New Jersey Equity Incentive Plan (the "Equity Incentive Plan"). The Board of Trustees is not aware, at the date hereof, of any matters to be presented at the Annual Meeting other than the matters described in (i) and (ii) above but if any other matter incident to the Annual Meeting is properly presented, the persons named in the proxy will vote thereon according to their best judgment.

         The cost of preparing, assembling and mailing the proxy material is to be borne by the Trust. Proxies for use at the Annual Meeting are being solicited by the Board of Trustees of the Trust (the "Board of Trustees"). It is not anticipated that any compensation will be paid for soliciting proxies and the Trust does not intend to employ specially engaged personnel in the solicitation of proxies. It is contemplated that proxies will be solicited principally through the mail. Members of the Board of Trustees and executive officers of the Trust ("Executive Officers") may also, without additional compensation, solicit proxies, personally or by mail, telephone, telegraph, facsimile transmission or special letter.


Voting Securities

         The only voting securities entitled to vote at the Annual Meeting are the Shares. Each Share entitles its owner to one vote on an equal basis. The number of outstanding Shares on February 23, 1999 was 1,559,788. Only Shareholders of record on the books of the Trust at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting. The holders of a majority of the outstanding Shares, present in person or represented by proxy, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

         Pursuant to Article III, Section 3.4 of the Amended and Restated Declaration of Trust of First Real Estate Investment Trust of New Jersey, as amended (the "Declaration of Trust"), the only matter on which the Shareholders are entitled to vote is the election of Trustees. However, the Board of Trustees has determined that it is in the best interests of the Trust and its Shareholders to permit the Shareholders to vote with respect to the adoption of the Equity Incentive Plan by the Trust. Trustees shall be elected by a plurality of the votes cast at the Annual Meeting by the holders of Shares present in person or represented by proxy and entitled to vote. The proxy card provides space for a Shareholder to withhold votes for any or all nominees to the Board of Trustees. The proposal to adopt the Equity Incentive Plan must be approved by a majority of the votes cast at the Annual Meeting on such proposal by the holders of Shares present in person or represented by proxy and entitled to vote.

         All votes will be tabulated by the inspector of election appointed for the Annual Meeting who will separately tabulate affirmative votes, negative votes, authority withheld for any nominee for Trustee, abstentions and broker non-votes. Any proxy submitted and containing an abstention or a broker non-vote will not be counted as a vote cast on any matter to which it relates.

Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth information, as of February 23, 1999, with respect to beneficial ownership, as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of beneficial interests in the Trust, as represented by the Shares, for each Trustee, nominee for Trustee, and Executive Officer of the Trust. The only persons who beneficially own more than five percent (5%) of the Shares are two (2) Trustees named in the table below.

Name of Beneficial Owner                   Amount and Nature of Beneficial Ownership (1) (2)                  Percent of Class
------------------------                   -------------------------------------------------                  ----------------
Robert S. Hekemian (3)                                          71,951 (4)                                           4.6%

Donald W. Barney (3)                                            56,153 (5)                                           3.6%

John B. Voskian, M.D. (3)                                      103,218 (6)                                           6.6%

Herbert C. Klein, Esq. (7)                                      59,378 (8)                                           3.8%

Nicholas A. Laganella (7)                                        3,625                                               (9)

Charles J. Dodge (7)                                               500                                               (9)

Ronald J. Artinian (7)                                          97,929 (10)                                          6.3%

Alan L. Aufzien (7)                                              1,500                                               (9)

William R. DeLorenzo, Jr., Esq. (11)                             3,563                                               (9)

All Trustees, Nominees for Trustee and
  Executive Officers as a group (9 persons)                    397,817 (4)(5)(6)(8)(10)                             25.5%

------------------

(1) Except as otherwise indicated, all of the Shares are held beneficially and of record.

(2) Excludes options which were granted in fiscal 1998 to each of the Trustees and the Executive Officers of the Trust under the Equity Incentive Plan which was approved and adopted by the Board of Trustees in fiscal 1998 subject to the approval of the Trust's Shareholders. The number of Shares subject to options granted to the persons named in the table above are as follows: Mr. Hekemian - 28,000; Mr. Barney - 28,000; Dr. Voskian - 16,000; Mr. Klein - 28,000; Mr. Laganella - 15,000; Mr. Dodge - 6,500; Mr. Artinian
     - 18,000; Mr. Aufzien - 6,500; and Mr. DeLorenzo - 13,000. If the Shareholders approve the adoption of the Equity Incentive Plan, all such options are immediately exercisable. If the Shareholders do not approve the adoption of the Equity Incentive Plan, all such options will terminate immediately.

(3)  A Trustee and Executive Officer of the Trust.

(4) Includes 18,598 Shares held by Mr. Hekemian's wife, with respect to which Mr. Hekemian disclaims beneficial ownership. Also includes (i) 18,368 Shares contributed to the Hekemian & Co., Inc. Pension Plan of which Mr. Hekemian is a trustee and a participant, (ii) an aggregate of 26,341 Shares which are held by certain partnerships in which Mr. Hekemian is a partner, and (iii) 3,549 Shares held in certain trusts for which Mr. Hekemian is a trustee and one trust in which Mr. Hekemian is a beneficiary, with respect to which Mr. Hekemian disclaims beneficial ownership except to the extent of his pecuniary interest in the pension plan, partnerships and trusts.

(5) Includes 11,732 Shares held by Mr. Barney's wife and 3,440 Shares which are held in a trust for Mr. Barney's daughter of which Mr. Barney is the trustee, with respect to which Mr. Barney disclaims beneficial ownership.

(6) Includes 8,694 Shares held by Dr. Voskian's wife and 1,688 shares which Dr. Voskian holds as custodian for the benefit of his daughter, with respect to which Dr. Voskian disclaims beneficial ownership. Also includes an aggregate of 85,082 Shares held in various trusts for which Dr. Voskian or his wife is trustee, with respect to which Dr. Voskian disclaims beneficial ownership.


(7)  A Trustee of the Trust.

(8) Includes 6,938 Shares held by Mr. Klein's wife and 4,250 Shares held in a trust for the benefit of Mr. Klein's son of which Mr. Klein's wife is trustee, with respect to which Mr. Klein disclaims beneficial ownership.

(9) Shares beneficially owned do not exceed one percent (1%) of the Trust's issued and outstanding Shares.

(10) Includes 23,762 Shares which are in a family trust with respect to which Mr. Artinian disclaims beneficial ownership except to the extent of his pecuniary interest in such trust. Also includes 900 Shares which are held by Mr. Artinian as custodian for the benefit of his son, with respect to which Mr. Artinian disclaims beneficial ownership.

(11) An Executive Officer of the Trust.

                              ELECTION OF TRUSTEES
                             (Item 1 on Proxy Card)

         The Trust is governed by the Board of Trustees. The Declaration of Trust provides that the Board of Trustees shall consist of not fewer than five
(5) nor more than nine (9) Trustees. The Board of Trustees currently consists of eight (8) members. Each Trustee is elected for a term of three (3) years and the terms of at least two (2) Trustees expire every year.


Nominees

         The Board of Trustees has nominated the following individuals for election at the Annual Meeting to three (3) year terms as Trustees:

                               Robert S. Hekemian

                              John B. Voskian, M.D.

                                Charles J. Dodge

         Each of the nominees is currently a member of the Board of Trustees whose term is scheduled to expire on the date of the Annual Meeting. Please see the section of this Proxy Statement captioned "Board of Trustees" for a description of the business experience of and other relevant information with respect to each of the nominees.

         It is the intention of the persons named in the accompanying proxy to vote, unless otherwise instructed, in favor of the election of the three (3) nominees named above as Trustees. If any of the nominees should be unable to serve, the proxies will be voted for the election of such other person or persons as shall be determined by the persons named in the proxy in accordance with their judgment. Management of the Trust is not aware of any reason why any of the nominees, if elected, would be unable to serve as a Trustee.

         The Board of Trustees recommends a vote "FOR" the nominees for Trustee.


Board of Trustees

         The members of the Board of Trustees of the Trust are:

Name                                           Age                            Year First Elected to the Board of Trustees
----                                           ---                            -------------------------------------------
Robert S. Hekemian                             67                                                1980

Donald W. Barney                               58                                                1981

John B. Voskian, M.D.                          74                                                1968

Herbert C. Klein, Esq.                         68                                                1961

Nicholas A. Laganella                          80                                                1969

Charles J. Dodge                               55                                                1990

Ronald J. Artinian                             50                                                1992

Alan L. Aufzien                                69                                                1992

         Robert S. Hekemian has been active in the real estate industry for more than forty-five (45) years. Mr. Hekemian has served as Chairman of the Board of the Trust since 1991, and as a Trustee since 1980. His current term as a member of the Board of Trustees is scheduled to expire in April 1999, and he has been nominated for another three (3) year term as a Trustee. From 1981 to 1991, Mr. Hekemian was President of the Trust. Mr. Hekemian devotes approximately twenty-five percent (25%) of his time to execute his duties as an Executive Officer of the Trust. Since 1983, Mr. Hekemian has also been the Chief Executive Officer and Chairman of the Board of Hekemian & Co., Inc., a real estate brokerage and management company which manages the Trust's properties ("Hekemian & Co."). See the section captioned "Certain Relationships and Related Party Transactions" in this Proxy Statement. Mr. Hekemian is a director of Summit Bank. He is also a director, partner and officer in numerous private real estate corporations and partnerships. Mr. Hekemian is the brother-in-law of Dr. Voskian.

         Donald W. Barney has served as President of the Trust since 1993, and as a Trustee since 1981. His current term as a member of the Board of Trustees is scheduled to expire in April 2001. Mr. Barney devotes approximately five percent (5%) of his time to execute his duties as an Executive Officer of the Trust. Mr. Barney has been associated with Union Camp Corporation, a diversified manufacturer of paper, packaging products, chemicals and wood products since 1969, most recently, and until December 31, 1998, as Vice President and Treasurer. Mr. Barney is also a director of Ramapo Financial Corporation and a partner and director in several other private real estate investment companies. Mr. Barney was formerly the brother-in-law of Mr. DeLorenzo.

         Dr. John B. Voskian has served as Secretary and a Trustee of the Trust since 1968. His current term as a member of the Board of Trustees is scheduled to expire in April 1999, and he has been nominated for election to another three
(3) year term as a Trustee. Dr. Voskian spends less than five percent (5%) of his time with respect to his duties as an Executive Officer of the Trust. A physician, Dr. Voskian has retired from the practice of medicine. Dr. Voskian is also a director and an officer of a number of private real estate companies. Dr. Voskian is the brother-in-law of Mr. Hekemian.

         Herbert C. Klein, Esq. has served as a Trustee since 1961. His current term as a member of the Board of Trustees is scheduled to expire in April 2000. From 1991 through the end of 1992, Mr. Klein served as President of the Trust. Mr. Klein has been an attorney since 1956 with a practice devoted to real estate, corporate matters and government relations. From March 1995 to January 1999, Mr. Klein was a director of the law firm of Hannoch Weisman located in Roseland, New Jersey. In January 1999, Mr. Klein became a partner in the law firm of Nowell Amoroso Klein Bierman P.A., with offices located in Hackensack, New Jersey and New York City. See the section captioned "Certain Relationships and Related Party Transactions" in this Proxy Statement. From January 1993 to January 1995, Mr. Klein was a member of the United States Congress, House of Representatives, for the 8th Congressional District of New Jersey. Mr. Klein is also a former member of the New Jersey Legislature.

         Nicholas A. Laganella has served as a Trustee since 1969. His current term as a member of the Board of Trustees is scheduled to expire in April 2000. Since 1946, Mr. Laganella has been President of P.T.&L. Construction Company. Since 1998, Mr. Laganella has also been associated with Paramus Associates, a land developer.

         Charles J. Dodge has served as a Trustee since 1990. His current term as a member of the Board of Trustees is scheduled to expire in April 1999, and he has been nominated for election to another three (3) year term as a Trustee. Mr. Dodge has been associated with the David Cronheim Mortgage Corporation since 1973 and has been its Chief Executive Officer since 1980. See the section captioned "Certain Relationships and Related Party Transactions" in this Proxy Statement.

         Ronald J. Artinian has served as a Trustee since 1992. His current term as a member of the Board of Trustees is scheduled to expire in April 2001. From 1989 to 1998, Mr. Artinian was an investment banker with Smith Barney, Inc., including positions as a Managing Director and National Sales Manager. Smith Barney is now Salomon Smith Barney Holdings, Inc., a subsidiary of Citigroup Inc. Mr. Artinian retired from Smith Barney in January 1998 in order to pursue other business interests as a private investor.

         Alan L. Aufzien has served as a Trustee since 1992. His current term as a member of the Board of Trustees is scheduled to expire in April 2001. Since 1986, Mr. Aufzien has been Chairman and Managing Partner of the Norall Organisation, an investment company. From 1980 to 1998, Mr. Aufzien was a partner in the Meadowlands Basketball Association, t/a New Jersey Nets (Member of the National Basketball Association), and was its Chairman and Chief Executive Officer, and then its Secretary and Treasurer, as well as a member of its Board of Directors. Mr. Aufzien is a minority stockholder following the sale of the New Jersey Nets in the latter part of 1998. Since 1986, Mr. Aufzien has also been the Chairman and Chief Executive Officer of New York Harbour Associates, a real estate developer. Mr. Aufzien is a director of Rent A Wreck of America, Inc.


Meetings of the Board of Trustees; Committees

         During the fiscal year ended October 31, 1998, the Board of Trustees held five (5) meetings. The Board of Trustees has two (2) standing committees: the Executive Committee and the Audit Committee. During fiscal 1998, each member of the Board of Trustees attended more than 75% of the aggregate number of (i) meetings of the Board of Trustees and (ii) meetings of the committees of the Board of Trustees on which he served. The Executive Secretary of the Trust, William R. DeLorenzo, Jr., attends meetings of the Board of Trustees and each of its committees in a nonvoting capacity.


Executive Committee

         The current members of the Executive Committee of the Board of Trustees (the "Executive Committee") are Robert S. Hekemian, Donald W. Barney, Ronald J. Artinian, Herbert C. Klein and Charles J. Dodge. Mr. Hekemian is the Chairman of the Executive Committee. The Executive Committee is authorized to make policy and certain business decisions during any interval between meetings of the Board of Trustees. All decisions of the Executive Committee are reported to the Board of Trustees on a regular basis. During fiscal 1998, the Executive Committee met seven (7) times.

Audit Committee

         The current members of the Audit Committee of the Board of Trustees (the "Audit Committee") are Donald W. Barney, Charles J. Dodge and Alan L. Aufzien. Mr. Barney is the Chairman of the Audit Committee. The Audit Committee held one (1) meeting during fiscal 1998. The Audit Committee selects and recommends to the Board of Trustees the independent certified public accountants to audit the books and accounts of the Trust. In addition, the Audit Committee reviews and approves the scope and cost of all services (including non-audit services) provided by the accounting firm selected to conduct the audit. The Audit Committee also monitors the effectiveness of the audit effort and financial reporting and inquires into the adequacy of the Trust's financial and operating controls.


Executive Compensation

         The following table sets forth information concerning the compensation of all of the Executive Officers of the Trust for services in all capacities to the Trust for the fiscal years ended October 31, 1998, 1997 and 1996. Except for the Chairman of the Board who devotes approximately twenty-five percent (25%) of his business activities to the Trust, no other Executive Officer devotes more than ten percent (10%) of his business activities to the Trust. No Executive Officer of the Trust was compensated by the Trust in fiscal 1998, or in any previous fiscal year, in an amount in excess of $100,000.

                                                     SUMMARY COMPENSATION TABLE

                                                              Annual                     Long-Term
                                                           Compensation                Compensation
                                                           ------------                ------------
                                                                                        Securities
                                                                                        Underlying                    All Other
Name and Principal Position          Year               Retainer Fee ($)(1)           Options (#) (2)            Compensation ($)(3)
---------------------------          ----               -------------------           ---------------            -------------------
Robert S. Hekemian
Chairman of the Board                1998                    $ 5,000                        28,000                     $12,700
                                     1997                      5,000                            --                      11,500
                                     1996                      5,000                            --                       8,700

Donald W. Barney
President                            1998                      5,000                        28,000                      12,100
                                     1997                      5,000                            --                      12,300
                                     1996                      5,000                            --                       8,300

John B. Voskian, M.D.
Secretary                            1998                          0                        16,000                       8,500
                                     1997                          0                            --                       7,100
                                     1996                          0                            --                       7,900

William R. DeLorenzo, Jr., Esq.
Executive Secretary and Treasurer    1998                     10,500                        13,000                       7,000
                                     1997                     10,500                            --                       6,400
                                     1996                     10,500                            --                       2,800

---------------

(1) Retainer fee represents payment to the Executive Officers for their services as an Executive Officer of the Trust.

(2) On September 10, 1998, options were granted to the Executive Officers under the Equity Incentive Plan which was approved and adopted on that date by the Board of Trustees, subject to approval of the Trust's Shareholders. The options granted to the Executive Officers are subject to the approval of the Equity Incentive Plan by the Trust's Shareholders. If the Trust's Shareholders do not approve the Equity Incentive Plan, then all options granted to the Executive Officers will terminate without any consideration to them.

(3) With respect to Mr. Hekemian, Mr. Barney and Dr. Voskian, such amounts represent annual retainer fees and meeting and other fees paid to each of them as consideration for their service on the Board of Trustees and, if applicable, the Executive Committee and the Audit Committee. With respect to Mr. DeLorenzo, such amounts represent fees paid to him for his attendance, as a nonvoting member, at the meetings of the Board of Trustees and at meetings of the Executive Committee and Audit Committee. See the section of this Proxy Statement captioned "Trustees' Compensation."

         In fiscal 1998, an annual retainer of $5,000 was paid to Mr. Hekemian, Mr. Barney and Mr. DeLorenzo for their services as Executive Officers of the Trust. Mr. DeLorenzo also received a $5,500 retainer for services rendered to the Board of Trustees and its Executive Committee and Audit Committee. Except for the options which have been granted to the Executive Officers, the Trust has not made available or paid any other compensation or benefits to its Executive Officers, whether it be in the form of bonus, long-term incentive or deferred compensation, perquisites, rights, warrants, convertible securities, performance units, performance shares or other similar instruments. There are no employment contracts between the Trust and any of the Executive Officers, nor is there any compensatory plan or arrangement between the Trust and any of the Executive Officers pursuant to which an Executive Officer would receive payments as the result of his resignation, retirement or any other terminating event, or as a result of a change in control of the Trust. The Trust does not maintain any employee benefit plans.


Option Grants

         Options were granted in fiscal 1998 to the Executive Officers of the Trust as well as to the Trustees and certain other individuals. The options were granted under the Equity Incentive Plan which has been approved and adopted by the Board of Trustees subject to the approval of the Trust's Shareholders. If the Equity Incentive Plan is not approved by the Trust's Shareholders, all options granted will terminate without any consideration to the grantees.

         The following table shows, for the fiscal year ended October 31, 1998, certain information regarding the options granted to each of the Executive Officers of the Trust.

                                                  OPTION GRANTS IN LAST FISCAL YEAR

                                                          Individual Grants
                                                          -----------------


                                  Number of          % of Total
                                 Securities            Options
                                 Underlying          Granted in          Exercise or
                                   Options             Fiscal               Base           Expiration         Grant Date
Name                           Granted (#) (1)        Year (2)          Price ($/Sh)          Date          Present Value ($) (3)
----                           ---------------        --------          ------------          ----          ---------------------
Robert S. Hekemian                 28,000               14.9%                $30             9/10/08           $343,280

Donald W. Barney                   28,000               14.9%                 30             9/10/08            343,280

John B. Voskian, M.D.              16,000                8.5%                 30             9/10/08            196,160

William R. DeLorenzo, Jr. Esq.     13,000                6.9%                 30             9/10/08            159,380

-----------------
(1) If the Trust's Shareholders approve the adoption of the Equity Incentive Plan, all of the options set forth in this table will be immediately exercisable.

(2)  Represents percentage of total options granted in fiscal 1998.

(3) The estimated present value at grant date of the options set forth in this table has been calculated using the Black-Scholes option pricing model. The following assumptions were made for purposes of calculating the grant date present value; a risk free interest rate of 5.25%, a volatility rate of 3.3%, and estimated time until exercise of ten (10) years. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the fair market value of the Shares over the exercise price of the option on the date the option is exercised.

Fiscal Year-End Option Values

         The following table shows certain information regarding the fiscal year-end values of the options held by each of the Executive Officers of the Trust.

                                                 Number of Securities                            Value of Unexercised
                                                Underlying Unexercised                           In-The-Money Options
                                            Options at Fiscal Year-End (#)                     at Fiscal Year-End ($)(2)
                                        ---------------------------------------           -------------------------------------
Name                                    Exercisable (1)           Unexercisable           Exercisable             Unexercisable
----                                    ---------------           -------------           -----------             -------------
Robert S. Hekemian                          28,000                    ---                    ---                      ---

Donald W. Barney                            28,000                    ---                    ---                      ---

John B. Voskian, M.D.                       16,000                    ---                    ---                      ---

William R. DeLorenzo, Jr., Esq.             13,000                    ---                    ---                      ---

---------------
(1) If the Trust's Shareholders approve the adoption of the Equity Incentive Plan, all of the options disclosed in this table will be immediately exercisable. No option may be exercised unless and until the Trust's Shareholders approve the Equity Incentive Plan. Accordingly, no option was exercised during fiscal 1998.

(2) The value of unexercised in-the-money options represents the difference between an option's exercise price and the fair market value of the Shares on October 31, 1998 ($30 per Share). None of the options disclosed in this table were in the money on October 31, 1998, since the exercise price for all of these options is $30. If the adoption of the Equity Incentive Plan is approved by the Trust's Shareholders, the actual value, if any, an Executive Officer may realize upon the exercise of an option will depend upon the excess of the fair market value of the Shares over the exercise price on the date the option is exercised.


Trustees' Compensation

         In fiscal 1998, each Trustee received an annual retainer fee in the amount of $5,500 and a fee of $500 for each meeting of the Board of Trustees or of the Executive Committee or Audit Committee attended. Mr. DeLorenzo, the Executive Secretary, receives the same meeting fee for each such meeting he attends. The Chairmen of the Executive Committee and the Audit Committee receive a $600 meeting fee for each meeting attended. In addition, the Trust pays a fee in the amount of $600 to any Trustee and the Executive Secretary for visiting a site to inspect a property being reviewed by the Trust, and will also reimburse all actual and reasonable out-of-pocket expenses incurred in connection with each such site visit. In the fiscal year ended October 31, 1998, the Trust paid total fees of $94,300 to the Trustees and Mr. DeLorenzo as consideration for their service with respect to the Board of Trustees and the Executive Committee and Audit Committee. For fiscal 1999, the annual retainer paid to Trustees will increase to $7,000 and meeting fees will increase to $600 with the Chairman of each of the Executive Committee and Audit Committee receiving a $700 meeting fee.


Compensation Report

         The full Board of Trustees determines the amounts of the annual retainer and meeting fees paid to the Executive Officers and Trustees. As set forth in the "Summary Compensation Table" included in this Proxy Statement, the Executive Officers receive only a nominal retainer fee as annual compensation for their services as Executive Officers of the Trust. The Board of Trustees believes that the amounts of the retainer fees paid to the Executive Officers are reasonable, based on the amount of time devoted by each of them in executing their duties as Executive Officers and since the operation of the Trust's business has been managed principally by Hekemian & Co., which received fees and commissions in consideration for its services. See the section of this Proxy Statement captioned "Certain Relationships and Related Party Transactions."

         With respect to the options granted under the Equity Incentive Plan in fiscal 1998 to the Executive Officers and Trustees, the Board of Trustees considered the efforts expended and contributions made by such individuals over the course of their involvement with the Trust. The Board of Trustees also took into account the level of compensation which has been paid to such individuals in consideration for their services to the Trust and the fact that no other long-term incentive, bonus or deferred compensation program has been or is currently available to compensate the Executive Officers or Trustees. The options granted are subject to the approval of the adoption of the Equity Incentive Plan by the Trust's Shareholders at the Annual Meeting.

         Members of the Board of Trustees

         Robert S. Hekemian                                Nicholas A. Laganella
         Donald W. Barney                                  Charles J. Dodge
         John B. Voskian, M.D.                             Ronald J. Artinian
         Herbert C. Klein, Esq.                            Alan L. Aufzien

Performance Graph

         The graph below compares the cumulative total return on the Shares for the period covering the five fiscal years ended October 31, 1998 with the performance of the Russell 2000(R) Index and the NAREIT Equity REIT Index. The graph assumes that $100 was invested on October 31, 1993 in the Trust's Shares, the Russell 2000(R) Index, and the NAREIT Equity REIT Index, and that all dividends were reinvested.

                                                                           Cumulative Total Return
                                                       -------------------------------------------------------
                                                       10/93     10/94     10/95     10/96     10/98     10/98
                                                       -----     -----     -----     -----     -----     -----
First Real Estate Investment Trust of New Jersey       100       101       105       115       143       184

Russell 2000                                           100       100       118       137       178       160

NAREIT Equity REIT                                     100       94        106       132       175       152

Certain Relationships and Related Party Transactions

         Mr. Hekemian and his brother, Samuel, and two sisters Marilyn Voskian and Ann Krikorian, currently own all of the issued and outstanding shares of Hekemian & Co., with Mr. Hekemian and his brother each owning approximately 47.5% of such shares and each of their sisters owning 2.5% of such shares.

         Pursuant to the terms of the Management Agreement, dated December 20, 1961, between Hekemian & Co. and the Trust, as amended (the "Management Agreement"), Hekemian & Co. serves as the managing agent for the Trust's properties. Robert S. Hekemian, Chairman of the Board of Trustees of the Trust, is currently the Chairman of the Board of Hekemian & Co. The following family members of Robert S. Hekemian are also officers of Hekemian & Co. and serve in the positions set forth opposite their names.

         Samuel P. Hekemian (brother) - President

         Robert S. Hekemian, Jr. (son) - Executive Vice President

         Bryan S. Hekemian (son) - Vice President and Secretary

         David B. Hekemian (son) - Vice President and Treasurer

         Serge Krikorian (brother-in-law) - Vice President-Insurance Department

         Pursuant to the terms of the Management Agreement, the Trust pays Hekemian & Co. fees based on a percentage of rents collected as compensation for its management services. The Trust also reimburses Hekemian & Co. for the salaries, payroll taxes, insurance costs and certain other costs of personnel employed at the Trust's properties by Hekemian & Co. on behalf of the Trust. From time to time, the Trust engages Hekemian & Co. to provide certain additional services, such as consulting services related to development and financing activities of the Trust. Separate fee arrangements are negotiated between Hekemian & Co. and the Trust with respect to such services.

         During the fiscal year ended October 31, 1998, the management fees paid by the Trust to Hekemian & Co. were approximately $576,000 plus an office overhead fee of approximately $66,000. In addition, the Trust paid Hekemian & Co. approximately $718,000 in fees and commissions for the services provided by Hekemian & Co. in connection with the Trust's acquisition of a retail property in Patchogue, New York and certain mortgage financings and lease transactions completed by the Trust.

         Hekemian & Co. has notified the Trust that it is in the process of dissolving the company and that it believes such dissolution proceedings are being and will continue to be conducted in an orderly manner. The Trust does not believe that these dissolution proceedings will cause a disruption in the services provided to it by Hekemian & Co.

         Robert S. Hekemian serves on the Board of Directors of Summit Bank. The Trust has an $8 million line of credit with Summit Bank which is scheduled to expire on May 31, 1999. At February 23, 1999, the Trust did not have any outstanding borrowings under the Summit Bank credit facility. The Trust's Franklin Crossing retail property in Franklin Lakes, New Jersey, and its residential apartment properties located in Lakewood, Palisades Park and Hasbrouck Heights, New Jersey serve as collateral for the Summit Bank credit facility. In connection with the Trust's $10.9 million purchase of the Patchogue, New York retail property in December 1997, the Trust obtained a $7.5 million mortgage loan from Summit Bank to finance a portion of the purchase price. The mortgage loan is payable in monthly installments of $54,816 including interest at an annual rate of 7.375% through January 2005 at which time the outstanding balance is due. The mortgage loan is secured by the Patchogue, New York retail property. In addition, the Trust pays Summit Bank fees which are customary for these types of loans.

         In fiscal 1998, Cronheim Mortgage Co. acted as a mortgage broker in connection with the Trust's refinancing of the Trust's mortgage debt with respect to the Westwood Plaza Shopping Center in Westwood, New Jersey. Cronheim Mortgage Co. received fees and commissions in the aggregate amount of $18,550 for such services. Mr. Charles J. Dodge, a Trustee of the Trust, is the Chief Executive Officer of Cronheim Mortgage Co.

         The law firm of Hannoch Weisman was retained by the Trust during fiscal 1998 to furnish legal services and received $62,436 in fees from the Trust for its services. Herbert C. Klein, a Trustee, was a director of the law firm. The law firm of Nowell Amoroso, P.A. furnished legal services to the Trust during fiscal 1998 and received $2,000 in fees from the Trust for its services. William
R. DeLorenzo, Jr., an Executive Officer of the Trust, was a partner in the law firm. The law firm of Nowell Amoroso Klein Bierman, P.A. has furnished legal services to the Trust during fiscal 1999. Mr. Klein and Mr. DeLorenzo are partners in the law firm.

         The Trust believes that the terms of the foregoing transactions are consistent with the usual trade terms for other transactions with unaffiliated parties in the ordinary course of business.

         The Trust owns a forty percent (40%) membership interest in Westwood Hills, LLC ("Westwood Hills") which is the owner of a 210 unit residential apartment complex in Westwood, New Jersey. In addition, certain Trustees (Robert
S. Hekemian, Donald W. Barney, Herbert C. Klein, Esq. and Ronald J. Artinian) and members of the immediate families of certain Trustees (Robert S. Hekemian, John B. Voskian, M.D. and Herbert C. Klein, Esq.) beneficially own thirty-eight percent (38%) of the remaining membership interests in Westwood Hills. Pursuant to the terms of an operating agreement, the Trust is the managing member of
Westwood Hills. Hekemian & Co. currently serves as the managing agent for Westwood Hills. During fiscal 1998, Westwood Hills paid approximately $131,000 in management fees to Hekemian & Co. During the first quarter of fiscal 1999, Westwood Hills completed a refinancing of its outstanding mortgage debt, yielding net proceeds of approximately $4.9 million. Pursuant to its 40% equity investment in Westwood Hills, the Trust received a $2 million distribution out of such proceeds. In connection with the refinancing, Robert S. Hekemian was required to provide a personal guarantee in certain limited circumstances. The Trust and all other members of Westwood Hills have agreed to indemnify Mr. Hekemian with respect to this guaranty. At October 31, 1998, the Trust had a $100,000 note receivable from Westwood Hills that was due on demand and accrued interest at an annual rate of 7%. The note was paid in full during the first quarter of fiscal 1999.

          PROPOSAL TO APPROVE THE ADOPTION OF THE EQUITY INCENTIVE PLAN
                             (Item 2 on Proxy Card)

         General. Effective September 10, 1998, the Board of Trustees approved and adopted the Equity Incentive Plan, subject to the approval of the Shareholders of the Trust. The Board of Trustees approved the Equity Incentive Plan in order to enhance the ability of the Trust to attract and maintain Trustees, Executive Officers and other persons or entities, including, without limitation, consultants and employees of consultants, who are in a position to make significant contributions to the success of the Trust. The Equity Incentive Plan is also designed to reward such persons or entities for their contributions to the Trust and to encourage such persons or entities to take into account the long-term interests of the Trust by providing a method whereby such persons or entities can share in the long-term growth of the Trust.

         230,000  Shares  have been  reserved  for  issuance  under  the  Equity
Incentive Plan, subject to adjustment pursuant to the terms of certain anti-dilution provisions of the Equity Incentive Plan.

         Administration. The Equity Incentive Plan will be administered by the Board of Trustees. When the Board of Trustees deems it to be appropriate, it will take into account the suggestions and recommendations of the Executive Committee. The Board of Trustees has complete authorization to make all determinations necessary or advisable for the administration of the Equity Incentive Plan, including who will participate; the granting of awards; and the number and type of awards as well as the terms, conditions and limitations applicable to the awards.

         Effective   Date  and  Term  of  Plan.   If  approved  by  the  Trust's
Shareholders, the Equity Incentive Plan will be effective as of September 10, 1998. The Equity Incentive Plan will terminate on September 10, 2008. While no award will be granted under the Equity Incentive Plan following its termination, any award outstanding at the time of termination of the Equity Incentive Plan will continue to exist pursuant to its terms.

         Eligibility. The Board of Trustees may grant awards under the Equity Incentive Plan to members of the Board of Trustees, the Executive Officers of the Trust, and such other persons or entities, including consultants and employees of consultants, who, in the opinion of the Board of Trustees, have made or are in a position to make a significant contribution to the success of the Trust (each, a "Participant").

         Awards under the Equity Incentive Plan. The types of awards which can be issued to Participants under the Equity Incentive Plan include options ("Options"), restricted share awards ("Restricted Share Awards"), and other share based awards ("Other Share Based Awards").

                  (i) OPTIONS. An Option granted to a Participant will be a nonqualified option which shall not qualify as an incentive stock option under
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Options granted provide the optionee with the opportunity to acquire Shares upon the exercise of the Options and the payment of the exercise price to the Trust. An Option shall have an exercise price equal to the fair market value of the Shares on the date of the grant of the Option. For purposes of the Equity Incentive Plan, "fair market value" is defined as the arithmetic mean of the highest and lowest selling prices of the Shares quoted on the OTC Bulletin Board Service provided by NASD, Inc. or as reported by a nationally recognized broker/dealer which makes a market in the Shares. If there are no sales of Shares on the grant date but there were sales on a date within a reasonable period before such date, fair market value is determined by taking the mean between the highest and lowest selling prices of the Shares on the nearest date before the grant date. If actual sales are not available during a reasonable period before the grant date, the fair market value may be determined by taking the mean between the bona fide closing bid and asked prices for the Shares on the grant date, or if such information is not available on such date, the mean between the bona fide closing bid and asked prices for the Shares which are available for the nearest date before the grant date, if such date is within a reasonable period of the grant date. In the event that the Board of Trustees determines that the fair market value of the Shares cannot be determined on the basis of selling prices or bid and asked prices pursuant to any of the methods set forth above, then the best estimate of the fair market value of the Shares shall be established by the Board of Trustees acting in good faith and using all available financial data and other relevant factors affecting the fair market value of the Shares.

                  (ii) RESTRICTED SHARE AWARDS. A Restricted Share Award provides a Participant with an opportunity to acquire Shares subject to certain restrictions, conditions and forfeiture provisions as the Board of Trustees may determine, including, without limitation, restrictions on transfer and conditions based on continuous service with the Trust, achievement of business objectives, and individual and Trust performance. Subject to the conditions specified by the Board of Trustees, a Participant receiving a Restricted Share Award will have all the rights of a Shareholder of the Trust with respect to the Shares, including the right to vote the Shares and the right to receive any dividends thereon. The consideration, if any, required to be paid by the Participant in exchange for Restricted Share Awards shall be determined by the Board of Trustees, but in no event shall any required consideration be greater than the fair market value of the Shares on the date of grant of the award.

                  (iii) OTHER SHARE BASED AWARDS. Other Share Based Awards may include the grant and issuance of Shares as bonuses or in lieu of cash compensation. The consideration, if any, required to be paid by the Participant in exchange for Other Share Based Awards shall be determined by the Board of Trustees, but in no event shall any required consideration be greater than the fair market value of the Shares on the date of grant of the award.

                  (iv) TRUSTEES' FEES. A Trustee may request to receive payment of all or a portion of the Trustee's annual retainer fee and meeting fees in the form of Shares; provided, that such request must be approved by the Board of Trustees.

         Other Information. The maximum number of Shares which may be awarded to any Participant pursuant to all awards granted to such Participant under the Equity Incentive Plan shall not exceed thirty percent (30%) of the number of Shares reserved for issuance. The maximum number of Shares awarded to any Participant pursuant to Restricted Share Awards and Other Share Based Awards shall not exceed ten percent (10%) of the number of Shares reserved for issuance under the Equity Incentive Plan. There shall be no limit on the number of Shares that a Trustee may acquire in lieu of Trustees' fees. The exercise price of an Option or the consideration for any other award shall be paid in cash; provided, that the Board of Trustees may allow, in its sole discretion, payment through the delivery of Shares owned by the grantee.

         In the event there is any change in the Shares of the Trust through a split or combination of the Shares, or by reason of a merger, consolidation or reorganization of the Trust, including a change in the Trust's form of business entity, or if there is a Share dividend, outstanding awards granted under the Equity Incentive Plan shall apply to the securities of the Trust or any other entity to which a holder of the number of Shares of the Trust subject to awards would have been entitled by reason of any such action or transaction. Outstanding awards shall also be amended as to price and other terms if necessary to reflect the foregoing events, and the Board of Trustees, in its discretion, may make other adjustments to such awards and their terms and conditions which the Board of Trustees deems necessary to protect such awards from dilution or diminution in value. In the event of a cash dividend, there shall be no adjustment to an award or its terms, unless such cash dividend is attributable to the sale by the Trust of a property or properties or to a refinancing by the Trust, in which case the Board of Trustees, in its discretion, may amend an award and its terms and conditions in order to protect such award from dilution or diminution in value.

         In the event of (i) a "change in control" (as such term is defined in the Equity Incentive Plan), or (ii) a sale of all or substantially all of the Trust's assets (other than a sale of assets to a subsidiary or other affiliated entity of the Trust), all outstanding Options shall become exercisable (to the extent not already exercisable) immediately before or contemporaneously with the occurrence of the change in control or sale of all or substantially all of the Trust's assets, and each outstanding Restricted Share Award shall immediately become free of all restrictions, conditions and forfeiture provisions.

         In the event of the dissolution or liquidation of the Trust, all outstanding Options shall terminate as of the date fixed by the Board of Trustees; provided, however, that not less than thirty (30) days written notice of the date so fixed shall be given to each Participant who shall have the right during such period to exercise the Option as to all or any part of the Shares covered by the Option. Each outstanding Restricted Share Award shall immediately become free of all restrictions, conditions and forfeiture provisions.

         Certain Federal Income Tax Consequences of the Equity Incentive Plan. The following description of certain federal income tax consequences of the Equity Incentive Plan is based upon current statutes, regulations and interpretations and does not include state or local income tax consequences applicable to a person who receives an award under the Equity Incentive Plan.

         The grant of an Option generally will not result in income for the Participant or in a deduction for the Trust. The exercise of an Option will result in ordinary income for the Participant and a business deduction for the Trust measured by the difference between the fair market value of the Shares received at the time of exercise and the Option's exercise price. The Trust will have the right to deduct from any cash payment under the Equity Incentive Plan taxes that are required to be withheld and to condition the obligation to deliver or vest Shares under the Equity Incentive Plan upon the Participant paying the Trust such amount as the Trust may request to satisfy any liability for applicable withholding taxes.

         If the Shares issued pursuant to a Restricted Share Award are subject to restrictions resulting in a "substantial risk of forfeiture" pursuant to the meaning of such term under Section 83 of the Code, the grant of the Restricted Share Award will not result in income to the Participant or in a business deduction for the Trust. If there are no such restrictions, conditions, limitations or forfeiture provisions, the Participant will recognize ordinary income and the Trust will be entitled to a business deduction upon receipt of the Shares. Dividends paid to the Participant while the Shares remain subject to any restrictions will be treated as ordinary income. At the time the restrictions lapse, the Participant will recognize ordinary income and the Trust will be entitled to a business deduction measured by the fair market value of the Shares at the time of lapse less the amount of consideration, if any, paid by the Participant for the Restricted Share Award.

         As to the Other Share Based Awards, any Participant who receives Shares as bonus compensation or in lieu of cash compensation shall recognize ordinary income and the Trust will be entitled to a business deduction, measured by the fair market value of the Shares issued to the Participant.

         The Trust believes that compensation income recognized by any of its Executive Officers pursuant to the Equity Incentive Plan will qualify as performance-based compensation and, for purposes of deduction by the Trust, will be exempt from the $1 million deduction limit imposed by Section 162(m) of the Code.

         The Equity Incentive Plan is not a qualified plan under Section 401(a) of the Code.

         Plan Benefits. The following table sets forth information as of February 23, 1999 with respect to the number of options granted under the Equity Incentive Plan to the persons and groups of persons identified in this table. Such options have been granted subject to obtaining the approval of the Trust's Shareholders of the adoption of the Equity Incentive Plan. As of the date of this Proxy Statement, the Board of Trustees has granted a total of 188,500 options.

                                                           Number of
Name and Position                                           Options
-----------------                                           -------
Robert S. Hekemian
   Chairman of the Board and Trustee ...................    28,000

Donald W. Barney
   President and Trustee ...............................    28,000

John B. Voskian, M.D.
   Secretary and Trustee ..............................     16,000

William R. DeLorenzo, Jr., Esq.
   Executive Secretary and Treasurer ..................     13,000

Executive Officer Group ...............................     85,000

Non-Executive Officer Trustee Group ...................     74,000

Non-Executive Officer and Non-Trustee Group (1) .......     29,500

------------------

(1) Represents options granted to employees of Hekemian & Co., all of whom have provided services to the Trust.

         Vote Required. Approval by the Trust's Shareholders of the proposal to adopt the Equity Incentive Plan requires the affirmative vote of a majority of the votes cast at the Annual Meeting by the holders of Shares present in person or represented by proxy. If the proposal is not approved by the Shareholders, the Equity Incentive Plan will not be adopted by the Trust and all options which have been granted will terminate immediately without any consideration being paid to the holders of such options.

         Inasmuch as each of the Trustees will be a participant and has been granted options under the Equity Incentive Plan (subject to the approval of the Equity Incentive Plan by the Trust's Shareholders), the Board of Trustees will not make any recommendation to the Trust's Shareholders regarding their approval of the adoption of the Equity Incentive Plan.

                                  OTHER MATTERS

         The Board of Trustees does not know of any other business which will be presented for consideration at the Annual Meeting. Except as the Board of Trustees may otherwise permit, only the business set forth and discussed in the Notice of Meeting and this Proxy Statement may be acted on at the Annual Meeting. If any other business incident to the Annual Meeting is properly presented at the Annual Meeting, or any adjournment thereof, the proxy holders will vote in regard thereto according to their discretion insofar as such proxies are not limited to the contrary.


                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

         Selection of the independent public accountants for the Trust is made by the Board of Trustees and is based upon the recommendation of the Audit Committee. J.H. Cohn L.L.P. ("J.H. Cohn") has been selected as the Trust's independent public accountants for the current fiscal year. J.H. Cohn has audited the books, records and accounts of the Trust since 1991 and has provided both audit and nonaudit services to the Trust. Audit services include: (i) regular examination of the Trust's financial statements, including work relating to quarterly reviews, SEC filings, and consultation on accounting and financial reporting matters, and (ii) audit of specific financial and statistical information. Nonaudit services include income tax consultation and systems consultation projects. All audit and nonaudit services provided by J.H. Cohn are approved by the Audit Committee which gives due consideration to the potential impact of nonaudit services on auditor independence.

         Representatives of J.H. Cohn will be present at the Annual Meeting and will have an opportunity to make a statement if the representatives desire to do so and will be available to respond to appropriate questions.


                                  ANNUAL REPORT

         The Annual Report to Shareholders (the "Annual Report") for the fiscal year ended October 31, 1998 accompanies this Proxy Statement. J.H. Cohn has audited the financial statements of the Trust for the fiscal year ended October 31, 1998, which financial statements are contained in the Annual Report. Such Annual Report, including the audited financial statements contained therein, is not incorporated in this Proxy Statement and is not deemed to be part of the proxy soliciting material.


          COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

         Section 16(a) of the Exchange Act requires the Trust's Executive Officers and Trustees, and persons who own more than ten percent of the Shares, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission ("SEC"). Executive Officers, Trustees and greater than ten percent shareholders are required by SEC regulation to furnish the Trust with copies of all Forms 3, 4 and 5 they file.

         The Trust filed a Registration Statement on Form 8-A ("Form 8-A") with the SEC on November 6, 1998 to register the Shares under the Exchange Act. Accordingly, during the fiscal year ended October 31, 1998, the filing requirements of Section 16(a) of the Exchange Act were not applicable. Each of the Trustees and Executive Officers of the Trust filed a Form 3 with the SEC contemporaneous with the filing of the Form 8-A.


                              SHAREHOLDER PROPOSALS

         Shareholder proposals for presentation at the Trust's next annual meeting must be received by the Trust at its principal executive offices for inclusion in its proxy statement and form of proxy relating to that meeting no later than October 29, 1999.

         THE BOARD OF TRUSTEES OF THE TRUST RECOMMENDS THAT THE SHAREHOLDERS VOTE IN FAVOR OF THE NOMINEES TO THE BOARD OF TRUSTEES.

         THE TRUST SUBMITS TO THE SECURITIES AND EXCHANGE COMMISSION AN ANNUAL REPORT ON FORM 10-K. COPIES OF THE REPORT WILL BE FURNISHED WITHOUT CHARGE UPON WRITTEN REQUEST RECEIVED FROM ANY HOLDER OF RECORD OR BENEFICIAL OWNER OF SHARES OF THE TRUST. REQUESTS SHOULD BE DIRECTED TO SHAREHOLDER RELATIONS, FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY, 505 MAIN STREET, P.O. BOX 667, HACKENSACK, NEW JERSEY 07602.

         ALL SHAREHOLDERS ARE URGED TO MARK, SIGN, DATE AND SEND THEIR PROXIES WITHOUT DELAY TO REGISTRAR AND TRANSFER COMPANY, 10 COMMERCE DRIVE, CRANFORD, NEW JERSEY 07016. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.


                                                       William R. DeLorenzo, Jr.
                                                             Executive Secretary





March 1, 1999

                                 REVOCABLE PROXY
                First Real Estate Investment Trust of New Jersey

[ X ]  PLEASE MARK VOTES AS IN THIS EXAMPLE

                     Annual Meeting of Holders of Shares of
                       Beneficial Interest - April 7, 1999

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned hereby nominates and appoints Robert S. Hekemian and William R. DeLorenzo, Jr., Esq. and each of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to vote with respect to all of the shares, representing beneficial interests, of FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY standing in the name of the undersigned at the close of business on February 23, 1999, at the annual meeting of holders of shares of beneficial interest to be held at the Trust's headquarters, 505 Main Street, Hackensack, New Jersey 07601, on April 7, 1999 at 7:30 p.m., and at any and all adjournment or adjournments thereof, with all powers that the undersigned would possess if personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated hereon.


1. ELECTION OF TRUSTEES:

Robert S. Hekemian,
John B. Voskian, M.D., and Charles J. Dodge

[   ] FOR            [   ] WITHHOLD            [   ] FOR ALL EXCEPT

INSTRUCTION:To withhold authority to vote for any individual nominee, mark "For All Except"and write that nominee's name in the space provided below.

--------------------------------------------------------------------------------

2. EQUITY INCENTIVE PLAN:
To approve the adoption of the First Real Estate Investment Trust of New Jersey Equity Incentive Plan.

[   ] FOR            [   ] AGAINST            [   ] ABSTAIN

3. In their discretion upon such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

   The shares represented by this Proxy will be voted in the manner directed, and if no instructions to the contrary are indicated, will be voted FOR the election of the nominees indicated on this Proxy, and FOR the proposal to approve the adoption of the First Real Estate Investment Trust of New Jersey Equity Incentive Plan as indicated on this Proxy.

   IMPORTANT: Please sign exactly as your name appears. When signing as attorney, executor, administrator, trustee or guardian, please set forth your full title. If signer is a corporation, please sign the full corporate name by a duly authorized officer. Joint owners should each sign.

                           Please be sure to sign and
                       date this Proxy in the box below.


                       ---------------------------------
                                      Date

                       ---------------------------------
                             Shareholder sign above

                       ---------------------------------
                         Co-holder (if any) sign above


    Detach above card, sign, date and mail in postage paid envelope provided.

                FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY

                       FIRST REAL ESTATE INVESTMENT TRUST
                                  OF NEW JERSEY
                              EQUITY INCENTIVE PLAN



1.       Name and Purpose of Plan.

         1.01 Name. The Name of this Plan is the "First Real Estate Investment Trust of New Jersey Equity Incentive Plan."

         1.02 Purpose. The purpose of this First Real Estate Investment Trust of New Jersey Equity Incentive Plan is to advance the interests of First Real Estate Investment Trust of New Jersey (the "Company") by enhancing the ability of the Company to (i) attract and retain members of its Board of Trustees, executive officers and other persons or entities, including, without limitation, employees, consultants and employees of consultants, who are in a position to make significant contributions to the success of the Company; (ii) reward such persons or entities for such contributions; and (iii) encourage such persons or entities to take into account the long-term interests of the Company.

2.       Definitions of Terms.

         2.01 General Definitions. The following words and phrases, when used in the Plan, unless otherwise specifically defined or unless the context clearly otherwise requires, shall have the following respective meanings:

                  (a) "Award" means a grant in the form of (i) nonqualified options to purchase Shares, (ii) Restricted Shares, or (iii) other Share-based awards.

                  (b) "Award Agreement" means an agreement between the Company and the Participant entered into with respect to Awards granted under the Plan.

                  (c)      "Board" means the Board of Trustees of the Company.

                  (d) "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                  (e) "Change in Control" means (i) thirty percent (30%) or more of the Company's Shares have been acquired by any "person" (as defined by Section 3(a)(9) of the Securities Exchange Act of 1934) other than directly from the Company; or (ii) a merger, consolidation or reorganization of the Company other than a merger, consolidation or reorganization which would result in the Shares of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into shares of the surviving entity) more than seventy percent (70%) of the combined voting power of the Shares of the Company or such surviving entity
                           outstanding    immediately    after   such
                           merger, consolidation or reorganization; except that a merger, consolidation or reorganization effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than thirty percent (30%) of the combined voting power of the Company's outstanding Shares shall not constitute a Change in Control of the Company; or (iii) thirty percent (30%) or more of the members of the Board who were elected by the shareholders are persons who were not nominated or elected at the three (3) most recent annual meetings of the shareholders of the Company.


                  (f) "Company" means First Real Estate Investment Trust of New Jersey.

                  (g) "Fair Market Value" on any date ("valuation date") is defined as the arithmetic mean of the highest and lowest selling prices of the Shares quoted on the OTC Bulletin Board(R) Service provided by NASD, Inc., or as reported by a nationally recognized broker/dealer which makes a market in the Shares, or as reported by equivalent exchanges or markets as may heretofore be utilized by the Company, on such valuation date. If there are no sales of Shares on the valuation date but there were sales on a date within a reasonable period before the valuation date, Fair Market Value is determined by taking the mean between the highest and lowest selling prices of the Shares on the nearest date before such valuation date. If actual sales are not available during a reasonable period before the valuation date, the Fair Market Value may be determined by taking the mean between the bona fide closing bid and asked prices for the Shares on the valuation date, or if none exist on such date, the mean between the bona fide closing bid and asked prices for the Shares which are available for the nearest date before valuation date, if such date is within a reasonable period of the valuation date. In the event that the Board determines that the Fair Market Value of the Shares cannot be determined on the basis of selling or bid and asked prices pursuant to any of the methods set forth above, then the best estimate of the Fair Market Value of the Shares shall be established by the Board acting in good faith and using all available financial data and other relevant factors affecting Fair Market Value.

                  (h) "Just Cause" shall mean: (i) a Participant's conviction for a felony or for fraud; (ii) a Participant engaging in any conduct, by way of act or omission, which in the opinion of the Board has the potential to cause, or does cause, a material adverse effect on the Company's business; (iii) a Participant failing to return from authorized leave from the Company; (iv) a Participant being found to be under the influence of, or to have distributed, any illegal narcotic substance while on the Company's premises, including any property site of the Company; (v) a Participant acting dishonestly or committing theft of Company property; or (vi) the work performance of a Participant failing to meet Company standards.

                  (i) "Option" means a nonqualified option (which shall not qualify as an incentive stock option under Section 422 of the Code) to purchase Shares.

                  (j) "Participant" means those eligible to participate under the Plan, including the members of the Board and the executive officers of the Company, and such other persons or entities, including, without limitation, employees, consultants, and employees of consultants, who, in the opinion of the Board, are in a position to make a significant contribution to the success of the Company or any of its Subsidiaries, and who have been selected by the Board to participate under the Plan (each, a "Participant" and collectively, the "Participants").

                  (k)      "Personal   Representative"   means  the  person  who
                           manages the affairs of another because of incapacity or death.

                  (l) "Plan" means First Real Estate Investment Trust of New Jersey Equity Incentive Plan.

                  (m) "Restricted Shares" means Shares as more specifically defined in Section 5.01(b) herein.

                  (n) "Retirement" means retirement from service or active employment with the Company at or after age 65. The determination of the Board as to an individual's Retirement shall be conclusive on all parties.

                  (o)      "Share"   designates   beneficial   interest  in  the
                           Company, and the Shares represent the only class of equity in the Company.

                  (p) "Subsidiary" means a present or future corporation, or other business organization, of which the Company owns or controls, or will own or control, more than fifty percent (50%) of the total combined voting power of all classes of stock or other equity interests.

                  (q)      "Trustee" means a member of the Board.

         2.02 Other Definitions. In addition to the above definitions, certain words and phrases used in the Plan and any Award Agreement entered into in connection with the Plan may be defined in other portions of the Plan or in such Award Agreement.

3.       Administration of Plan.

         3.01     The Board. The Plan will be administered by the Board,  taking
                  into  account,   where   appropriate,   the   suggestions  and
                  recommendations of the Executive Committee of the Board.

         3.02     Powers of the Board.

                  (a) The Board will have full and exclusive power to interpret the Plan, to adopt rules, regulations and guidelines relating to the Plan, to grant waivers of Plan restrictions and to make all of the determinations necessary for its administration. Such determinations and actions of the Board, and all other determinations and actions of the Board made or taken under authority granted by any provision of the Plan will be conclusive and binding on all parties.

                  (b) The Board has the authority, within the limits set forth in the Plan, to (i) determine the persons to whom Awards may be granted, (ii) determine the number of Shares to be covered by each Award, (iii) establish the terms, conditions and provisions of the Award to be granted, and (iv) establish restrictions on the Awards or subsequently waive any Award restriction or permit any Award restriction to lapse.

         3.03     Effective Date and Term of Plan.

                  (a) Effective Date. The Plan will become effective on September 10, 1998, subject to the Plan being approved by the Company's shareholders. Awards under the Plan may be made prior to the approval of the Plan by the Company's shareholders.

                  (b) Termination Date. The Plan will terminate on September 10, 2008, subject to earlier termination of the Plan by the Board pursuant to Section 10 herein. No Award may be granted under the Plan after the termination date of the Plan, but Awards previously granted may continue and remain outstanding beyond that date pursuant to the terms of such Awards.

4.       Shares Subject to the Plan.

         4.01     Shares  Subject to Plan.  Subject to adjustment as provided in
                  Section 8 herein, the aggregate number of Shares reserved for issuance under the Plan shall be 230,000.

         4.02 Limit Upon Number of Shares Awarded. The maximum number of Shares awarded to any Participant pursuant to all Awards granted to such Participant under the Plan shall not exceed thirty percent (30%) of the number of Shares reserved for issuance hereunder. The maximum number of Shares awarded to any Participant pursuant to Restricted Shares and other Share-based awards shall not exceed ten percent (10%) of the number of Shares reserved for issuance hereunder. There shall be no limit on the number of Shares a Trustee may acquire in lieu of Board fees as provided for in Section 11 of this Plan.

5.       Granting of Awards.

         5.01     Form of Award.

                  (a) Options. The principal form of Award granted under the Plan shall be Options pursuant to which the Participant would receive Shares upon the exercise thereof.

                  (b) Restricted Shares. The Board shall have the right to grant "Restricted Shares" which shall be Shares issued subject to certain restrictions, conditions and forfeiture provisions as the Board may determine, including, but not limited to, restrictions on transfer and conditions based on continuous service with the Company or any of its Subsidiaries, achievement of business objectives, and individual and Company performance. Subject to such restrictions, conditions and forfeiture provisions as may be established by the Board, any Participant receiving Restricted Shares will have all the rights of a shareholder of the Company with respect to the Shares, including the right to vote the Shares and the right to receive any dividends thereon.

                  (c) Other Share-based Awards. The Board shall have the right to grant other Share-based awards to Participants under the Plan, including the grant and issuance of Shares as bonuses or in lieu of cash compensation.

         5.02  Term of  Award.

                           The term of any Award shall be determined by the Board; provided, that the maximum term shall be no longer than ten (10) years from the date of grant of the Award. Shares subject to Options and other Awards granted under the Plan which expire, terminate or are cancelled without having been exercised in full become available again for grants pursuant to Options or other Awards.

         5.03 Transfers. No Award (other than an Award in the form of a direct issuance of Shares without any restrictions) may be assigned, pledged or transferred other than by will or by the laws of descent and distribution and, during the Participant's lifetime, will be exercisable only by the Participant or, in the event of a Participant's incapacity, by the Participant's Personal Representative.

6.       Vesting.

         6.01 Vesting. Options will be exercisable pursuant to the terms fixed by the Board. Any restrictions, conditions and forfeiture provisions imposed on Restricted Shares shall lapse or terminate pursuant to their terms or the terms of the Plan.

         6.02 Acceleration of Vesting Period. The applicable vesting periods of Options will be accelerated, and the applicable restrictions, conditions and forfeiture provisions imposed on Restricted Shares may be terminated earlier, as provided for in Sections 8 and 9 of the Plan, or as otherwise determined by the Board, in its sole discretion.

7.       Exercise Price and Payment.

         7.01 Exercise Price of Option. An Option shall have an exercise price equal to the Fair Market Value of the Shares on the date of the grant of the Option.

         7.02 Price of Other Awards. With respect to other Awards granted by the Board, the consideration, if any, required to be paid by the Participant in exchange for such Award shall be determined by the Board, but in no event shall any required consideration be greater than the Fair Market Value of the Shares on the date of grant of the Award.

         7.03 Form of Payment. Payment for the Options and any other Award issued for consideration will be made in cash; provided, that the Board may allow, in its sole discretion, payment through the delivery of Shares owned by the Award recipient, duly endorsed for transfer to the Company, with a Fair Market Value on the date of exercise of an Option or date of issuance of any other Award equal to the aggregate exercise price of the Options or exercised portion thereof, or the full consideration to be paid for any other Award. If payment for the Shares acquired is to be made in cash, then full payment will be made at the time of the exercise of an Option and at the time of issuance of any other Award. If the Board permits payment for the Shares acquired to be made in Shares owned by the Award recipient, then the Company shall provide written notice to the Award recipient of the number of Shares which must be delivered in full payment of the Option exercise price or the consideration required to be paid for any other Award, and the Award recipient shall deliver such number of Shares to the Company within two (2) business days of the receipt of such notice from the Company.

8.       Adjustment of Award.

         8.01 Adjustment of and Changes in the Shares. In the event there is any change in the Shares of the Company through a split or combination of the Shares, or by reason of a merger, consolidation or reorganization of the Company, including a change in the Company's form of business entity, or if there is a Share dividend, outstanding Awards granted under the Plan shall apply to the securities of the Company or any other entity to which a holder of the number of Shares of the Company subject to Awards would have been entitled by reason of any such action or transaction. Outstanding Awards shall be amended as to price and other terms if necessary to reflect the foregoing events, and the Board, in its discretion, may make other adjustments to such Awards and their terms and conditions which the Board deems necessary to protect such Awards granted under the Plan from dilution or diminution in value, or as may otherwise be deemed to be equitable under the circumstances.

         8.02 Change in Control and Sale of All or Substantially All of the Assets. In the event of (i) a Change in Control, or (ii) a sale of all or substantially all of the Company's assets (other than a sale of assets to a Subsidiary or other affiliated entity of the Company), all outstanding Options shall become exercisable immediately before or contemporaneously with the occurrence of a Change in Control or sale of all or substantially all of the Company's assets, and each outstanding Restricted Share shall immediately become free of all restrictions, conditions and forfeiture provisions upon the occurrence of a Change in Control or sale of all or substantially all of the Company's assets.

         8.03 Dissolution or Liquidation of Company. In the event of the dissolution or liquidation of the Company, the outstanding Options shall terminate as of the date fixed by the Board; provided, however, that not less than thirty (30) days written notice of the date so fixed shall be given to each Participant who shall have the right during such period to exercise the Participant's Options as to all or any part of the Shares covered thereby. Further, in the event of the dissolution or liquidation of the Company, each outstanding Restricted Share shall immediately become free of all restrictions, conditions and forfeiture provisions.

         8.04 Adjustment of Exercise Price for Cash Dividend. In the event of a cash dividend, there shall be no adjustment to an Award or its terms, unless such cash dividend is attributable to the sale by the Company of a property or properties or to a refinancing by the Company, in which case the Board, in its discretion, may amend an Award and its terms and conditions in order to protect such Award from dilution or diminution in value, or as may otherwise be deemed to be equitable by the Board under the circumstances.


9.       Death, Disability, Retirement and Termination of Participant.

         9.01 Death, Retirement or Disability. In the event that the relationship between the Participant and the Company or any of its Subsidiaries is terminated by reason of the Participant's death, Retirement, or "disability" (as such term is defined in
                  Section 22(e)(3) of the Code), all of the Participant's Options shall become immediately exercisable. The Participant, the Participant's Personal Representative or the Participant's designated beneficiary or estate, shall have the term remaining on the Option from the date of death, Retirement or disability to exercise all or any part of the Options. As to Restricted Shares, the Board, in its discretion, may waive any restriction or permit any restriction to lapse.

         9.02 Resignation. If the Participant resigns from the Company or any Subsidiary, the Participant shall have sixty (60) days to exercise all or any part of an Option which is fully vested on or before the date of termination. As to Restricted Shares, the Board, in its discretion, may waive any restriction or permit any restriction to lapse.

         9.03 Termination other than for Just Cause. In the event a Participant's employment or consulting relationship is terminated by the Company for any reason other than for Just Cause, each Option, or any part thereof, scheduled to vest on or before the succeeding anniversary date of the grant of the Option following the date of termination shall become immediately exercisable, and the Participant shall have sixty
                  (60) days from the date of termination to exercise all or any part of such

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                  vested  Options.  As to Restricted  Shares,  the Board, in its
                  discretion,   may  waive  any   restriction   or  permit   any
                  restriction to lapse.

         9.04 Termination for Just Cause. If the Participant's employment or consulting relationship is terminated by the Company for Just Cause, all Options and Restricted Shares held by the Participant will be immediately terminated and forfeited back to the Company (other than those Restricted Shares where all restrictions have lapsed and all other conditions of ownership have been satisfied), respectively.

         9.05 Removal of Trustee. If a Trustee is removed from the Board for any reason, all Options and Restricted Shares held by the Trustee will be immediately terminated and forfeited back to the Company (other than those Restricted Shares where all restrictions have lapsed and all other conditions of ownership have been satisfied), respectively.

         9.06 Failure to Nominate or Elect Trustee. If a Trustee is not nominated for re-election to the Board or if a nominated Trustee is not elected to the Board by the Company's shareholders, then any such Trustee shall have thirty (30) days from the date such Trustee receives notice from the Company that he or she has not been nominated for re-election to the Board or has not been elected to the Board by the Company's shareholders to exercise all or part of any Option which is fully vested on or before the expiration of such thirty (30) day notice period. As to Restricted Shares, the Board, in its discretion, may waive any restriction or permit any restriction to lapse.

10.      Termination, Modification and Amendment of Plan.

         The Plan may be terminated, modified or amended by the Board at any time; however, (i) any modification or amendment increasing the aggregate number of Shares which may be issued under the Plan will be subject to shareholder approval, and (ii) any termination, modification or amendment of the Plan which will adversely affect or alter the terms of any then outstanding Options or Restricted Shares will be subject to the consent of the holders thereof.

11.      Trustee's Fees.

         Subject to the limitations contained in Section 4.01 of this Plan on the number of Shares which may be issued pursuant to this Plan, the Board, in its sole discretion, may permit any member of the Board to receive all or a portion of the member's annual Board retainer fee, Board meeting fees, and Board committee fees in the form of Shares. Any member of the Board who desires to receive all or any part of such Board fees in Shares must provide the Company with written notice of the member's election to receive payment of Board fees in this form no later than five (5) business days prior to the date of payment of such fees. If the Board agrees to pay such fees in the form of Shares, then the number of Shares with an aggregate Fair Market Value on the scheduled date(s) for payment of the annual Board retainer fee and on the date of the Board or committee

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
         meeting for which fees are payable which is equal to the aggregate amount of such Board fees shall be issued to the Board member no later than fifteen (15) days following the date of payment of such Board fees by the Company. No fractional Shares will be issued in connection with any election pursuant to this Section to receive Shares in lieu of Board fees.

12.      Miscellaneous.

         12.01 Governing Law. This Plan shall be governed by and construed in accordance with the laws of the State of New Jersey.

         12.02 Successors and Assigns. The provisions of this Plan shall be binding upon all successors and assigns of any such Participant including, without limitation, the estate of a Participant, any Personal Representative of a Participant and any receiver, trustee in bankruptcy or representative of the creditors of a Participant.

         12.03 Tax Withholding. The Company will have the right to deduct from any cash payment under the Plan taxes that are required to be withheld and to condition the obligation to deliver or vest Shares under this Plan upon the Participant's paying the Company such amounts as the Company may request to satisfy any liability for applicable withholding taxes.

         12.04 Rights of a Shareholder. Except as specifically provided by the Plan, the receipt of an Award will not give a Participant rights as a shareholder of the Company.




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